Exhibit 3.1

STATE OF NEVADA
OFFICE OF THE
SECRETARY OF STATE

ROSS MILLER	SCOTT W. ANDERSON
Secretary of State	Deputy Secretary
for Commercial Recordings

Certified Copy
February 17, 2012
Job Number: C20120217-0294
Reference Number: 00003430227-71 Expedite: Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description
20070214164-67	Articles of Incorporation
20070329312-99	Amended & Restated Articles
20070397301-92	Initial List
20080107005-93	Annual List
20090508883-33	Annual List
20100882847-40	Annual List
20110379357-68	Annual List
20110383245-09	Amended & Restated Articles

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Joann Larson Certificate Number: C20120217-0294 You may verify this certificate online at http://vtfww.nvsos.gov/

Commercial Recording Division
202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov	Filed in the office of: Ross Miller Secretary of State State of Nevada	Document Number 20070214164-67 Filing Date and Time 03/28/2007 12:07 PM Entity Number E0219282007-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                                          ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PHOTOVOLTAIC SOLAR CELLS, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. 502 EAST JOHN STREET, CARSON CITY, NEVADA 89706

3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 2,500,000 Par value per share: $.0001 Number of shares without par value:

4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustt must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trusttes)	LAWRENCE F CURTIN 1731 AVALON AVE. FT PIERCE FL 34949 ZECHARIAH KROGEN-CURTIN 1731 AVALON AVE. FT PIERCE FL 34949

5. Purpose: (optional – see instructions)

6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporation	CSC SERVICES OF NEVADA, INC. /s/ J. Hamtak Name Signature 502 EAST JOHN STREET, CARSON CITY, NV 89706

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X J. Hamtak 3/28/2007 Authorized Signature of R.A. Date Or On Behalf of R.A. Company
This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 Articles 2007 Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070329312-99
Filing Date and Time 05/10/2007 4:00 PWl
Entity Number E0219282007-6

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                                          ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorproation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

2. PHOTOVOLTAICS SOLAR CELLS, INC.

3. The articles are being [  ] Restated or X Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

4. Indicate what changes have been made by checking the appropriate box.*

[  ] No amendment-, articles ere restated only and are signed by on officer or the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on The certificate correctly sets forth the text of the articles or certificate as emended to the date of the certificate.
[  ]The entity name has been amended.
[  ]The resident agent has baen changed, (attach Certificate of Acceptance from new reaWent agent)
X  The purpose of the entity has been amended.
X  The authorized shares have been amended.
[  ]The directors, managers or general partners have been amended. Q IRS tax language has been added.
X Articles have been added.
X Articles have been deleted.
X Other. The articles or certificate have been amended as follows (provide article numbers, if available):
See attached page.

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fees.

ATTACHMENT TO CERTIFICATE TO ACCOMPANY RESTATED ARTICLES OF PHOTOVOLTAICS SOLAR CELLS, INC

Articles 1 and 2 have been slightly amended.

Article 3's provisions regarding authorized shares have been amended to increase authorized common and to permit preferred shares.

Article 4 has been amended to omit information regarding the initial directors and to add a liability limitation provision.

Article 5 has been amended to add a general purpose provision.

Article 6 has been amended to omit information regarding the incorporator and to add a perpetual existence provision.

Article 7 has been added to add provisions denying preemptive rights and cumulative voting.

CERTIFICATE OF
RESTATED ARTICLES OF INCORPORATION OF
PHOTOVOLTAIC SOLAR CELLS, INC

Pursuant to and in accordance with the provisions of Nevada Revised Statutes ("NRS") Section 78.403, the undersigned does hereby declare and certify that:

a. The name of the corporation is Photovoltaic Solar Cells, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation");

b. The undersigned arc all of the duly appointed and acting Directors of the Corporation;

c. As of the date of this certificate, no voting stock of the Corporation has. been issued; and

d. This certificate correctly sets form the text of the Corporation's articles of incorporation as amended to the date hereof, and the restated articles of incorporation of the Corporation are as follows:

1. NAME OF CORPORATION: The name of the Corporation is Photovoltaic Solar Cells, Inc.

2. RESIDENT AGENT: Its registered office in the State of Nevada is located at 502 East John Street, Carson City, Nevada 89706. The name of its registered agent at that address is CSC Services of Nevada, Inc.

3. SHARES: The Corporation's authorized capital consists of fifty million (50,000,000) shares of common stock having a par value of $.0001 per share ("Common Stock") and ten million (10,000,000) shares of preferred stock having a par value of $.0001 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

4. GOVERNING BOARD: The Governing Board shall be styled as Directors. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as the same may be amended and supplemented hereafter.

5. PURPOSE: The nature of the business of the Corporation and the objects of the purposes to be transacted, promoted, or carried on by it are as follows: To engage in any or all lawful activities for which corporations may be incorporated under the corporation laws of the State of Nevada.

6. EXISTENCE: The Corporation is to have perpetual existence.

7. PREEMPTIVE RIGHTS AND CUMULATIVE VOTING: Shareholders of the Corporation shall not have preemptive rights or cumulative voting rights.

IN WITNESS WHEREOF, the undersigned have caused mis Certificate of Restatement of the Articles of Incorporation of Photovoltaic Solar Cells, Inc. to be executed in his above referenced capacities as of the 25th day of April, 2006.

/s/ Lawrence F. Curtin	/s/ Zechariah Krogen-Curtin
Lawrence F. Curtin, Director	Zechariah Krogen-Curtin, Director

PHOTOVOLTAIC SOLAR CELLS INC
4115 Bandy Blvd.
Ft. Pierce Florida 34981

Corporate Resolution May 2, 2007

Today a meeting of the board of Directors was held, Present at that meeting were Lawrence F. Curtin, Director and Zechariah Krogen-Curtin, Vice President, Director.

It was voted that the Articles of Amendment of the corporation dated May 5, 2007 and subsequent increase in stock authorized be submitted to the State of Nevada. This Amendment was voted on, and signed by the majority of directors for Photovoltaic Solar Cells Inc.

/s/ Lawrence F. Curtin
Lawrence F. Curtin, Director

/s/ Zechariah Krogen-Curtin
Zechariah Krogen-Curtin, Director
May 2, 2007

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF
FILE NUMBER E0219282007-6
PHOTOVOLTAIC SOLAR CELLS, INC.
(Name of Corporation)

FOR THE FILING PERIOD OF MAR, 2007 to MAR, 2008. Due by Apr 30,2007

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070397301-92 Filing Date and Time 06/06/2007 9:14 AM Entity Number E0219282007-6
CSC SERVICES OF NEVADA, INC. 502 EAST JOHN STREET CARSON CITY NV 89706

[  ]  CHECK BOX !F YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

FILING FEE: $125.00      LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

[  ] This corporation is a publicly traded corporation. The Central! Index Key number is:
[  ]This publicly traded corporation is not required to have a Central Index Key number.

TITLE(S)

LAWRENCE F. CURTIN                                                                PRESIDENT (OR EQUIVALENT OF)
1731 AVALON AVE, FT PIERCE FL 34949

ZECHARIAH KROGEN-CURTIN                                                SECRETARY (OR EQUIVALENT OF)
PO BOX 6009 HUTCHINSON FL 34957

HARVEY JUDKOWITZ                                                                TREASURER (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

_______________________                                                       DIRECTOR (OR EQUIVALENT OF)
(address)

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 39.300, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer                                                                Title: PRESIDENT                                           Date 6-6-07

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF
FILE NUMBER E0219282007-6
PHOTOVOLTAIC SOLAR CELLS, INC.
(Name of Corporation)

FOR THE FILING PERIOD OF MAR, 2008 to 2009

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20080107005-93 Filing Date and Time 02/14/2008 12:30 pm Entity Number E0219282007-6
CSC SERVICES OF NEVADA, INC. 502 EAST JOHN STREET CARSON CITY NV 89706

[  ]  CHECK BOX !F YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

CHECK ONLY IF APPLICABLE

[  ] This corporation is a publicly traded corporation. The Central! Index Key number is:
[X] This publicly traded corporation is not required to have a Central Index Key number.

TITLE(S)

LAWRENCE F. CURTIN                                                                PRESIDENT (OR EQUIVALENT OF)
1731 AVALON AVE, FT PIERCE FL 34949

ZECHARIAH KROGEN-CURTIN                                                 SECRETARY (OR EQUIVALENT OF)
PO BOX 6009 HUTCHINSON FL 34957

HARVEY JUDKOWITZ                                                                  TREASURER (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

LAWRENCE F. CURTIN                                                                DIRECTOR (OR EQUIVALENT OF)
1731 AVALON AVE, FT PIERCE FL 34949)

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 39.300, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer                                                                Title: PRESIDENT                                           Date 2-11-08

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF
FILE NUMBER E0219282007-6
PHOTOVOLTAIC SOLAR CELLS, INC.
(Name of Corporation)

FOR THE FILING PERIOD OF 3/2/2009 to 3/2010

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20090508883-33 Filing Date and Time 06/25/2009 8:43 PM Entity Number E0219282007-6
CSC SERVICES OF NEVADA, INC. (Commercial Registered Agent) 502 EAST JOHN STREET CARSON CITY NV 89706

[  ]  CHECK BOX !F YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

CHECK ONLY IF APPLICABLE

[X] This corporation is a publicly traded corporation. The Central! Index Key number is:  0001404943
[ ] This publicly traded corporation is not required to have a Central Index Key number.

TITLE(S)

HARVEY JUDKOWITZ                                                              PRESIDENT (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                 SECRETARY (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                TREASURER (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                DIRECTOR (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 39.300, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer                   Title: GENERAL COUNSEL                          Date 6/25/2009  8:41:20 PM
RAUL SILVERSTRE

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT AND STATE
BUSINESS LICENSE APPLICATION OF
FILE NUMBER E0219282007-6
PHOTOVOLTAIC SOLAR CELLS, INC.
(Name of Corporation)

FOR THE FILING PERIOD OF 3/2010 to 3/2011

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100882847-40 Filing Date and Time 11/25/2010 8:41 am Entity Number E0219282007-6
CSC SERVICES OF NEVADA, INC. (Commercial Registered Agent) 502 EAST JOHN STREET CARSON CITY NV 89706

A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION IS FOUND AT WWW.NVSOS.GOV

CHECK ONLY IF APPLICABLE

[ ] Pursuant to NRS, this corporation is exempt from the business license fee. Exemption codes: ______
Section 7(2) Exemption Codes
001 – Governmental Entity
002 – 501© Nonprofit Entity
003 – Home-based Business
004 – Natural Person with 4 or less rental dwelling units
005 – Motion Picture Company
006 – NRS 680B.020 Insurance Co

[ ] month and year your State Buiness License expires: ____ 20____
[X] This corporation is a publicly traded corporation. The Central Index Key number is: 0001404943
[ ] This publicly traded corporation is not required to have a Central Index Key number.

TITLE(S)

HARVEY JUDKOWITZ                                                             PRESIDENT (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                SECRETARY (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                TREASURER (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                DIRECTOR (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 39.300, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer                      Title:   COUNSEL             Date  11/25/2010  8:39:03 AM
RAUL C. SILVERSTRE

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT AND
STATE BUSINESS LICENSE APPLICATION OF
FILE NUMBER E0219282007-6
PHOTOVOLTAIC SOLAR CELLS, INC.
(Name of Corporation)

FOR THE FILING PERIOD OF 3/2011 to 3/2012

YOU MAY FILE THIS FORM ONLINE AT WWW.NVSOS.GOV

The entity’s duly appointed resident agent in the State of Nevada upon whom process can be served is:	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110379357-68 Filing Date and Time 05/23/2011 9:10 AM Entity Number E0219282007-6
CSC SERVICES OF NEVADA, INC. (Commercial Registered Agent) 502 EAST JOHN STREET CARSON CITY NV 89706

A FORM TO CHANGE YOUR RESIDENT AGENT INFORMATION IS FOUND AT WWW.NVSOS.GOV

CHECK ONLY IF APPLICABLE

[ ] Pursuant to NRS, this corporation is exempt from the business license fee. Exemption codes: ______
Section 7(2) Exemption Codes
001 – Governmental Entity
002 – 501© Nonprofit Entity
003 – Home-based Business
004 – Natural Person with 4 or less rental dwelling units
005 – Motion Picture Company
006 – NRS 680B.020 Insurance Co

[ ] month and year your State Buiness License expires: ____ 20____
[X] This corporation is a publicly traded corporation. The Central Index Key number is: 0001404943
[ ] This publicly traded corporation is not required to have a Central Index Key number.

TITLE(S)

HARVEY JUDKOWITZ                                                             PRESIDENT (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                SECRETARY (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                TREASURER (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

HARVEY JUDKOWITZ                                                                DIRECTOR (OR EQUIVALENT OF)
14241 SW 92ND AVE, MIAMI FL 33176

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 39.300, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer                        Title:   COUNSEL                Date  5/23/2011 9:06:59 AM
RAUL C. SILVERSTRE

Ross Miller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110383245-09 Filing Date and Time 05/23/2011 3:35 P< Entity Number E0219282007-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT                               ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371,86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
PHOTOVOLTAIC SOLAR CELLS, INC.

2. The articles are: (mark only one box)    [  ]  Restated        [ X]  Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

[  ] No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:  __________
 The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
[  ] The entity name has been amended.
[  ] The registered agent has been changed, (attach Certificate of Acceptance from new registered agent)
[  ] The purpose of the entity has been amended.
[X] The authorized shares have been amended.
[  ] The directors, managers or general partners have been amended.
[  ] IRS tax language has been added.
[  ] Articles have been added.
[  ] Articles have been deleted.
[  ]Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any Df the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
Nevada Secretary of State Restated Articles
Revised: 10-16-09

Amended and Restated

Certificate of Incorporation
of

Photovoltaic Solar Cells, Inc.

(Pursuant to Sections 79.395,?8.3?0 and 78.403 of the Nevada Revised Statutes)

1, the undersigned Chief Executive Officer of Photovoltaic Solar Cells, Inc., do hereby certify that:

    1.  The Certificate of Incorporation of Photovoltaic Solar Cells, Inc. ("Corporation") is hereby amended and restated in its entirety, effective as of May 25, 2011, as follows:

ARTICLE I

The name of the Corporation is Photovoltaic Solar Cells, Inc.

ARTICLE II

Its registered office in the State of Nevada is located at 502 East John Street, Carson City, Nevada 89706. The name of its registered agent at that address is CSC Services of Nevada, Inc.

ARTICLE III

On November 29, 2010 ("Record Date") the corporation's board of directors and a majority of the shareholders entitled to vote on the action approved a 10 to 1 reverse stock split ("Reverse Split"). The Reverse Split became effective on January 20, 2011 (the "Split Effective Date"), each 10 shares of the corporation's common stock issued and outstanding immediately prior to the Split Effective Date (the "Old Common Stock") was automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.

After taking into effect the Reverse Split and on the effective date of this amendment, this Corporation is authorized to issue the following capital stock:

The Corporation's authorized capital consists of One Hundred Fifty Million (150,000,000) shares of common stock, having a par value of $.0001 per share ("Common Stock") and ten million (10,000,000) shares of preferred stock. having a par value of $.0001 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (bur not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE IV

The Governing Board shall be styled as Directors. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Chapter 70 of the Nevada Revised Statutes, as the same may be amended and supplemented hereafter.

ARTICLE V

The nature of the business of the Corporation and the objects of the purposes to be transacted, promoted, or carried on by it are to engage in any or all lawful activities for which corporations may be incorporated under the corporation laws of the State of Nevada.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Shareholders of the Corporation shall not have preemptive rights or cumulative voting rights.

    2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

    3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of stockholders in accordance with Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes. The total number of outstanding shares of Common Stock of the Corporation at the Record Date was 4,944,000, of which 4,100,000 voted in favor of the Amended and Restated Articles of Incorporation. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required under the law and the Articles of Incorporation in effect at the Record Date was more than 50% of the outstanding Common Stock. Approximately 83% of the issued and outstanding shares entitled to vote voted in favor of the Amended and Restated Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating the Articles of Incorporation of the Corporation, hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restatement Articles of Incorporation of Photovoltaic Solar Cells, Inc. to be executed in his above referenced capacities as the Chief Executive Officer this 23rd day of May, 2011.

These Amended and Restated Articles of Incorporation shall become effective on May 25, 2011.

/s/ Harvey Judkowitz
Harvey Judkowitz
Chief Executive Officer